BUSINESS LOAN EXPRESS

1633 Broadway
39th Floor
New York, NY 10019
(646) 723-5000
(212) 751-5626
Fax (646) 723-5001

January 17, 2007

Mr. Mark R. Basile
Biometrx, Inc.
500 North Broadway, Suite 204
Jericho, New York 11753

Dear Mr. Basile:

As you are aware, the Factoring Agreement, Purchase and Sale Agreement, Security Agreement, Corporate Certificate, Funding Agreement and Performance Guaranty (collectively the "Factoring Documents") by and among Biometrx, Inc., Mark R. Basile and BLX Funding LLC were executed on September 18, 2006.

This letter shall confirm that the execution date of the Factoring Documents is hereby amended from September 18, 2006 to January 17, 2007. All other terms and conditions remain unchanged and all Guarantees remain in full force and effect.

Please acknowledge and confirm by signing in the place provided for below.

Very truly yours,
BLX FUNDING LLC

By: ______________________
Name: Mark D. Weinberg
Title: Chief Executive Officer

Agreed and Accepted this 17 day
of January, 2007.

Biometrx, Inc.

By: ______________________
Name: Mark R. Basile
Title: Chief Executive Officer

____
Mark R. Basile, Individually

Security enhanced document. See back for details.

BIOMETRX TECHNOLOGIES INC.
500 NORTH BROADWAY
SUITE 204
JERICHO, NY 11753

5150

DATE January 17, 2007 1-32/210 NY 94032

PAY TO THE ORDER OF BLX Funding $ 5,202 00/00

Five Thousand two hundred and two dollars DOLLARS

Bank of America
ACH R/T 021000322

FOR L/C Issuance

⑈005150⑈ ⑆021000322⑆ 009418048133⑈